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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                                IPRINT.COM, INC.
            (exact name of registrant as specified in its charter)


    (State of incorporation)              (I.R.S. Employer Identification No.)
          DELAWARE                                     77-0436465


         (Address)                                     (Zip Code)

    1450 Oddstad Drive                                    94063
 Redwood City, California

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

    Title of each class                      Name of each exchange on which
    to be registered                         each class is to be registered

     Not applicable                                       None

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

Securities to be registered pursuant to Section 12(g) of the Act:

                                Common Stock, no par value

                                      (Title of class)


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     ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information contained in "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, (Commission File No. 333-91841), filed with the Securities and Exchange Commission (the "Form S-1 Registration Statement") is hereby incorporated by reference.

     ITEM 2.  EXHIBITS

          The following exhibits are filed as part of this Registration
Statement:

          1. Agreement and Plan of Merger between iPrint.com, Inc., a California corporation, and iPrint.com, inc., a Delaware corporation, incorporated by reference to Exhibit 2.2 to the Registrant's Form S-1 Registration Statement.

          2. Restated Certificate of Incorporation of iPrint.com, inc., a Delwaware corporation, as amended to date, incorporated by reference to
Exhibit 3.1 to the Registrant's Form S-1 Registration Statement.

          3. Bylaws of iPrint.com, inc., a Delaware corporation, incorporated by reference to Exhibit 3.2 to the Registrant's Form S-1 Registration Statement.

          4. Certificate of Designations of iPrint.com, inc., a Delaware corporation, incorporated by reference to Exhibit 3.3 to the Registrant's Form S-1 Registration Statement.

          5. Form of Certificate of Amendment of Restated Certificate of Incorporation of iPrint.com, inc., a Delaware corporation, incorporated by reference to Exhibit 3.4 to the Registrant's Form S-1 Registration Statement.

          6. Second Amended and Restated Rights Agreement dated as of September 30, 1999, as amended, by and among the Registration and the stockholders named therein, incorporated by reference to Exhibit 4.1 to the Registrant's Form S-1 Registration Statement.

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                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       IPRINT.COM, INC.

Date: February 29, 2000

                                       By: /s/ James P. McCormick
                                          ----------------------------
                                          James P. McCormick
                                          Chief Financial Officer

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                                 EXHIBIT INDEX

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Exhibit                            Description
-------                            -----------
  1 Agreement and Plan of Merger between iPrint, Inc., a California corporation, and iPrint.com, inc., a Delaware corporation, incorporated by reference to Exhibit 2.2 to the Registrant's Form S-1 Registration Statement.

  2 Restated Certificate of Incorporation of iPrint.com, inc., a Delaware corporation, as amended to date, incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement.

  3 Bylaws of iPrint.com, inc., a Delaware corporation, incorporated by reference to Exhibit 3.2 to the Registrant's Form S-1 Registration Statement.

  4 Certificate of Designations of iPrint. com, inc., a Delaware corporation, incorporated by reference to Exhibit 3.3 to the Registrant's Form S-1 Registration Statement.

  5 Form of Certificate of Amendment of Restated Certificate of Incorporation of iPrint.com, inc., a Delaware corporation, incorporated by reference to Exhibit 3.4 to the Registrant's Form S-1 Registration Statement.

  6 Second Amended and Restated Rights Agreement dated as of September 30, 1999, as amended, by and among the Registrant and the stockholders named therein, incorporated by reference to
              Exhibit 4.1 to the Registrant's Form S-1 Registration Statement.

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